Exhibit 99.1

WASTE CONNECTIONS REPORTS FIRST QUARTER 2026 RESULTS

-	Better than expected Q1 results, with improving trends positioning for upside to 2026 outlook
-	Revenue of $2.371 billion, above expectations and up 6.4% year over year
-	Net income of $219.3 million and adjusted EBITDA(a) of $769.5 million, above expectations and up 8.0% year over year
-	Adjusted EBITDA margin(a) of 32.5%, above expectations and up 50 basis points year over year
-	Net income and adjusted net income(a) per share of $0.86 and $1.23, respectively
-	Year-to-date share repurchases of 1% of outstanding shares

TORONTO, ONTARIO, April 22, 2026 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the first quarter of 2026.

“We’re extremely pleased by the strong start to 2026 and remain well-positioned for the full year, with upside potential from commodity-related impacts, solid waste organic growth and additional acquisitions.  On revenue and adjusted EBITDA above our expectations, we delivered adjusted EBITDA(a) margin of 32.5% in spite of outsized weather events and in advance of recovering higher fuel costs,” said Ronald J. Mittelstaedt, President and Chief Executive Officer.

“In spite of geopolitical instability, our results reflect consistency of execution as we continue to benefit from operating momentum from improved employee engagement, with safety performance at record levels and voluntary turnover now below 10%,” continued Mr. Mittelstaedt.  “Moreover, we should be well-positioned for incremental benefits from higher fuel and other commodities, as well as strong pricing retention and increased special waste activity, and also longer term as a result of our expanding use of A.I. through technology-related investments.”

Mr. Mittelstaedt concluded, “Finally, we continue to anticipate another outsized year of acquisition activity, given a robust  pipeline, along with increasing return of capital to shareholders, including year-to-date share repurchases of over $360 million or approximately 1% of shares outstanding.”

Q1 2026 Results

Revenue in the first quarter totaled $2.371 billion, up from $2.228 billion in the prior year period.  Operating income was $364.1 million, which included $80.4 million primarily in impairments related to adjustments to landfill closure and post closure costs.  This compares to operating income of $390.2 million in the prior year period, which included $20.2 million primarily in transaction-related expenses, impairments and other operating items and fair value accounting changes associated with certain equity awards.  Net income in the first quarter was $219.3 million, or $0.86 per share on a diluted basis of 255.9 million shares. In the prior year period, the Company reported net income of $241.5 million, or $0.93 per share on a diluted basis of 258.9 million shares.

Adjusted net income(a) in the first quarter was $314.9 million, or $1.23 per diluted share, up from $293.1 million, or $1.13 per diluted share, in the prior year period.  Adjusted EBITDA(a) in the first quarter was $769.5 million, up from $712.2 million in the prior year period.  Adjusted net income, adjusted net income per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude impairments and transaction-related items, as reflected in the detailed reconciliations in the attached tables.

Q1 2026 Earnings Conference Call

Waste Connections will be hosting a conference call related to first quarter earnings on April 23rd at 8:30 A.M. Eastern Time.  A live audio webcast of the conference call can be accessed by visiting investors.wasteconnections.com and selecting "Events & Presentations" from the website menu. Alternatively, conference call participants can preregister by clicking here. Registered participants will receive dial-in instructions and a personalized code for entry to the conference call. Shortly after the conclusion of the conference call, a webcast replay will be available on the Waste Connections investor website or by clicking here.

About Waste Connections

Waste Connections (wasteconnections.com) is an integrated solid waste services company that provides non-hazardous waste collection, transfer and disposal services, including by rail, along with resource recovery primarily through recycling and renewable fuels generation. The Company serves approximately nine million residential, commercial and industrial customers in mostly exclusive and secondary markets across 46 states in the U.S. and six provinces in Canada. Waste Connections also provides non-hazardous oilfield waste treatment, recovery and disposal services in several basins across the U.S. and Canada, as well as intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections views its Environmental, Social and Governance (“ESG”) efforts as integral to its business, with initiatives consistent with its objective of long-term value creation and focused on reducing emissions, increasing resource recovery of both recyclable commodities and clean energy fuels, reducing reliance on off-site disposal for landfill leachate, further improving safety and enhancing employee engagement. Visit wasteconnections.com/sustainability for more information and updates on our progress towards targeted achievement.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 ("PSLRA"), including "forward-looking information" within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections' current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words "may," "might," "believes," "thinks," "expects," "estimate," "continue," "intends" or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about expected 2026 financial results, outlook and related assumptions, and potential acquisition activity. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company's filings with the SEC and the securities commissions or similar regulatory authorities in Canada.  You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release.  Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:

Mary Anne Whitney / (832) 442-2253 Joe Box / (832) 442-2153

maryannew@wasteconnections.com                   joe.box@wasteconnections.com

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(a) Non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THRee months ended MARCH 31, 2025 and 2026

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	Three months ended March 31,
	2025	2026

Revenues	$2,228,176	$2,370,631
Operating expenses:
Cost of operations	1,291,443	1,361,099
Selling, general and administrative	250,134	251,119
Depreciation	242,307	267,485
Amortization of intangibles	47,642	47,264
Impairments and other operating items	6,440	79,584
Operating income	390,210	364,080

Interest expense	(80,875)	(87,719)
Interest income	1,770	3,113
Other income, net	1,872	4,085
Income before income tax provision	312,977	283,559

Income tax provision	(71,467)	(64,215)
Net income	$241,510	$219,344

Earnings per common share:
Basic	$0.94	$0.86
Diluted	$0.93	$0.86

Shares used in the per share calculations:
Basic	258,193,975	255,347,786
Diluted	258,904,806	255,873,686

Cash dividends per common share	$0.315	$0.350

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2025	March 31, 2026
ASSETS
Current assets:
Cash and equivalents	$45,968	$112,447
Accounts receivable, net of allowance for credit losses of $21,402 and $27,828 at December 31, 2025 and March 31, 2026, respectively	1,024,992	1,033,086
Prepaid expenses and other current assets	240,603	230,786
Total current assets	1,311,563	1,376,319

Restricted cash	183,612	210,199
Restricted investments	80,757	80,397
Property and equipment, net	8,733,327	8,714,069
Operating lease right-of-use assets	312,508	324,034
Goodwill	8,392,249	8,414,577
Intangible assets, net	2,006,200	1,959,957
Other assets, net	109,147	106,803
Total assets	$21,129,363	$21,186,355
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$765,227	$712,423
Book overdraft	14,674	8,560
Deferred revenue	416,025	424,835
Accrued liabilities	810,367	745,013
Current portion of operating lease liabilities	44,272	46,335
Current portion of contingent consideration	65,029	61,945
Current portion of long-term debt and notes payable	8,667	8,355
Total current liabilities	2,124,261	2,007,466

Long-term portion of debt and notes payable	8,811,104	9,093,831
Long-term portion of operating lease liabilities	267,000	278,167
Long-term portion of contingent consideration	19,667	19,216
Deferred income taxes	1,085,613	1,113,470
Other long-term liabilities	576,337	616,586
Total liabilities	12,883,982	13,128,736
Commitments and contingencies
Shareholders’ equity:
Common shares: Unlimited shares authorized; 255,661,011 shares issued and 255,614,663 shares outstanding at December 31, 2025; 254,260,257 shares issued and 254,213,909 shares outstanding at March 31, 2026	2,783,431	2,502,503
Additional paid-in capital	373,239	366,546
Accumulated other comprehensive loss	(111,044)	(141,783)
Treasury shares: 46,348 and 46,348 shares at December 31, 2025 and March 31, 2026, respectively	-	-
Retained earnings	5,199,755	5,330,353
Total shareholders’ equity	8,245,381	8,057,619
Total liabilities and shareholders’ equity	$21,129,363	$21,186,355

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

Three months ended march 31, 2025 and 2026

(Unaudited)

(in thousands of U.S. dollars)

	Three months ended March 31,
	2025	2026
Cash flows from operating activities:
Net income	$241,510	$219,344
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from disposal of assets, impairments and other	7,778	2,519
Adjustments to closure and post-closure liabilities	-	76,845
Depreciation	242,307	267,485
Amortization of intangibles	47,642	47,264
Deferred income taxes, net of acquisitions	36,165	28,537
Current period provision for expected credit losses	2,470	12,105
Amortization of debt issuance costs	2,034	2,163
Share-based compensation	23,438	17,587
Interest accretion	12,737	11,200
Adjustments to contingent consideration	(1,500)	-
Other	(1,013)	127
Net change in operating assets and liabilities, net of acquisitions	(72,029)	(139,578)
Net cash provided by operating activities	541,539	545,598

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(380,417)	(63,087)
Capital expenditures for property and equipment	(212,455)	(296,596)
Proceeds from disposal of assets	969	1,779
Other	(11,308)	2,203
Net cash used in investing activities	(603,211)	(355,701)

Cash flows from financing activities:
Proceeds from long-term debt	782,904	1,156,176
Principal payments on notes payable and long-term debt	(541,737)	(843,898)
Payment of contingent consideration recorded at acquisition date	(20,137)	(4,108)
Change in book overdraft	(110)	(6,114)
Payments for repurchase of common shares	-	(283,959)
Payments for cash dividends	(81,477)	(88,746)
Tax withholdings related to net share settlements of equity-based compensation	(28,981)	(24,515)
Debt issuance costs	-	(4,008)
Proceeds from issuance of shares under employee share purchase plan	2,593	3,031
Proceeds from sale of common shares held in trust	324	-
Net cash provided by (used in) financing activities	113,379	(96,141)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(434)	(690)

Net increase in cash, cash equivalents and restricted cash	51,273	93,066
Cash, cash equivalents and restricted cash at beginning of period	198,173	229,580
Cash, cash equivalents and restricted cash at end of period	$249,446	$322,646

ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth:  The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended March 31, 2026:

Three months ended March 31, 2026
Yield(a)	4.7%
Surcharges	(0.1%)
Unit Volume(a)	(1.5%)
Recycling	(0.5%)
Foreign Exchange Impact	0.5%
Total	3.1%

Core Price(b)	6.0%

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(a) In the first quarter of 2026, WCN began providing a breakdown of organic growth in solid waste collection, transfer and disposal to include Yield and Unit Volume, which are performance metrics used by management to evaluate the effectiveness of our pricing and organic growth strategies.

Yield, or change in average price per unit of service, reflects the impacts of customer churn and new business activity and the resulting mix by line of business and by geographic segment;Unit Volume reflects estimated change in units of activity.

(b) Core Price is defined as the revenue growth attributable to price increases, net of rollbacks, on solid waste collection, transfer and disposal customers.  This definition is consistent with Core Price references provided in prior periods.

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three-month periods ended March 31, 2025 and 2026:

	Three months ended March 31, 2025
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,621,077	$(4,536)	$1,616,541	72.5%
Solid Waste Disposal and Transfer	658,023	(296,282)	361,741	16.2%
Solid Waste Recycling	61,341	(2,084)	59,257	2.7%
E&P Waste Treatment, Recovery and Disposal	150,899	(6,374)	144,525	6.5%
Intermodal and Other	46,549	(437)	46,112	2.1%
Total	$2,537,889	$(309,713)	$2,228,176	100.0%

	Three months ended March 31, 2026
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,709,628	$(5,182)	$1,704,446	71.9%
Solid Waste Disposal and Transfer	714,624	(328,515)	386,109	16.3%
Solid Waste Recycling	53,649	(2,061)	51,588	2.2%
E&P Waste Treatment, Recovery and Disposal	187,572	(8,013)	179,559	7.6%
Intermodal and Other	49,346	(417)	48,929	2.0%
Total	$2,714,819	$(344,188)	$2,370,631	100.0%

ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three- month periods ended March 31, 2025 and 2026:

	Three months ended March 31,
	2025	2026
Acquisitions, net	$129,298	$55,253

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three-month periods ended March 31, 2025 and 2026:

	Three months ended March 31,
	2025	2026
Cash Interest Paid	$84,154	$108,244
Cash Taxes Paid	22,176	21,873

Debt to Book Capitalization at March 31, 2026: 53%

Internalization for the three months ended March 31, 2026: 60%

Days Sales Outstanding for the three months ended March 31, 2026: 39 (23 net of deferred revenue)

Share Information for the three months ended March 31, 2026:

Basic shares outstanding	255,347,786
Dilutive effect of equity-based awards	525,900
Diluted shares outstanding	255,873,686

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry.  Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections defines adjusted EBITDA as net income, plus income tax provision, plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income.  Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business.  This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate adjusted EBITDA differently.

	Three months ended March 31,
	2025	2026
Net income	$241,510	$219,344
Plus: Income tax provision	71,467	64,215
Plus: Interest expense	80,875	87,719
Less: Interest income	(1,770)	(3,113)
Plus: Depreciation and amortization	289,949	314,749
Plus: Closure and post-closure accretion	11,874	10,291
Plus: Impairments and other operating items	6,440	79,584
Less: Other income, net	(1,872)	(4,085)
Adjustments:
Plus: Transaction-related expenses(a)	11,970	2,360
Plus/(Less): Fair value changes to equity awards(b)	1,770	(1,536)
Adjusted EBITDA	$712,213	$769,528

As % of revenues	32.0%	32.5%

____________________________

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects fair value accounting changes associated with certain equity awards.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a liquidity measure in the solid waste industry.  Waste Connections calculates adjusted free cash flow as net cash provided by operating activities, plus or minus change in book overdraft, plus proceeds from disposal of assets, less capital expenditures for property and equipment.  Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to evaluate the liquidity of its business operations.  This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures.  Other companies may calculate adjusted free cash flow differently.

	Three months ended March 31,
	2025	2026
Net cash provided by operating activities	$541,539	$545,598
Less: Change in book overdraft	(110)	(6,114)
Plus: Proceeds from disposal of assets	969	1,779
Less: Capital expenditures for property and equipment	(212,455)	(296,596)
Adjustments:
Transaction-related expenses(a)	2,392	1,614
Pre-existing Progressive Waste share-based grants(b)	16	-
Executive separation costs(c)	449	-
Tax effect(d)	(725)	(404)
Adjusted free cash flow	$332,075	$245,877

As % of revenues	14.9%	10.4%

___________________________

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects the cash settlement of pre-existing Progressive Waste share-based awards during the period.
(c)	Reflects the cash component of severance expense associated with an executive departure from 2023.
(d)	The aggregate tax effect of footnotes (a) through (c) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Adjusted Net Income and Adjusted Net Income per Diluted Share:

Adjusted net income and adjusted net income per diluted share, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as valuation measures in the solid waste industry.  Management uses adjusted net income and adjusted net income per diluted share as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections provides adjusted net income to exclude the effects of items management believes impact the comparability of operating results between periods.  Adjusted net income has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations.  Adjusted net income and adjusted net income per diluted share are not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate these non-GAAP financial measures differently.

	Three months ended March 31,
	2025	2026
Reported net income	$241,510	$219,344
Adjustments:
Amortization of intangibles(a)	47,642	47,264
Impairments and other operating items(b)	6,440	79,584
Transaction-related expenses(c)	11,970	2,360
Fair value changes to equity awards(d)	1,770	(1,536)
Tax effect(e)	(16,212)	(32,136)
Adjusted net income	$293,120	$314,880
Diluted earnings per common share:
Reported net income	$0.93	$0.86
Adjusted net income	$1.13	$1.23

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(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the addback of impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects fair value accounting changes associated with certain equity awards.
(e)	The aggregate tax effect of the adjustments in footnotes (a) through (d) is calculated based on the applied tax rates for the respective periods.